Consent of Independent Registered Public Accounting Firm

The Board of Directors
Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC:

We consent to the use of our report dated May 29, 2008, incorporated by reference herein and to the references to our firm under the headings “Financial Highlights,” “Independent Registered Public Accounting Firm and Legal Counsel” and “Inquiries and Financial Information” in Amendment No. 20 to the Registration Statement on Form N-2.

/s/ KPMG LLP
New York, New York
June 16, 2008